SECRETARY  OF  STATE

                              STATE  OF  NEVADA




                              CORPORATE  CHARTER



I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that PINECREST VENTURES, INC. did on May 10, 2001 file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.





                              IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, on May 10, 2001.


   (The Great Seal of the
    State of Nevada)          /s/   DEAN HELLER


                                 Secretary of State


                              By  /s/ Laurie Freeman
                              ---------------------------
                                 Certification Desk

                            ARTICLES OF INCORPORATION
                              (PURSUANT TO NRS 78)
                                STATE OF NEVADA
                              Secretary of State

(For filing office use)                              (For filing office use)
=============================================================================

1.  NAME OF CORPORATION:            PINECREST VENTURES, INC.

2.  RESIDENT AGENT:                 The Corporation Trust Company of Nevada
                                    6100 Neil Road, Suite 500
                                    Reno, Nevada  89511

3.  SHARES:  Number of shares with par value: 10,000,000, Par Value: $0.001

4.  GOVERNING BOARD: Directors
    The FIRST BOARD OF DIRECTORS shall consist of 2 member and the names and Addresses are as follows:

    Elston Johnston
    4655 Moncton Street
    Richmond, BC  V7E 3A8

    Neil Huff
    1140 West Pender Street, Suite 1370
    Vancouver, BC  V6E 4G1

5. PURPOSE: The purpose of the corporation shall be: Mineral Exploration and Natural Resources.

6.  OTHER MATTERS:

6.1	Limitation on Director Liability

    To the fullest extent permitted by Nevada Law and subject to the Bylaws of this Corporation, a director of this Corporation shall not be liable to the Corporation or its shareholders for monetary damages for his or her conduct as a director. Any amendment to or repeal of this Article shall not adversely effect any right of a director of this Corporation hereunder with respect to any acts or omissions of the director occurring prior to amendment or repeal.

    6.2  Indemnification of Directors

    To the fullest extent permitted by the bylaws and Nevada law, this corporation is authorized to indemnify any of its directors. The Board of Directors shall be entitled to determine the terms of indemnification, including advance of expenses, and to give effect thereto through the adoption of Bylaws, approval of agreements, or by any other manner approved by the Board of Directors. Any amendment to or repeal of this Article shall not adversely affect any right of an individual with respect to any right to indemnification arising prior to such amendment or repeal.


7. SIGNATURES OF INCORPORATORS: The names and addresses of each of the incorporators signing the articles:


/s/ James B. Parsons
-------------------------------
JAMES B. PARSONS
500 108th Avenue NE, Suite 1710
Bellevue, WA  98004

State of Washington, County of King

This instrument was acknowledged before me on May 8th, 2001, by James B. Parsons as incorporator of Pinecrest Ventures, Inc.



/s/ Brenda M. Vreeke
------------------------------             (Notary Stamp and seal of
Notary Public Signature                       BRENDA MARIE VREEKE
                                              Commission Express
(Affix notary stamp or seal)                     Notary Public
                                             State of Washington)


8.  CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT

    (see attached)

Secretary of State                            Telephone (775) 687-5203
                                              Fax (775) 687-3471


                            STATE OF NEVADA
                        OFFICE OF THE SECRETARY
                         State Capitol Complex
                       Carson City, Nevada 89710




                      CERTIFICATE  OF  ACCEPTANCE
                          OF  APPOINTMENT  BY
                            RESIDENT  AGENT



   In the matter of Pinecrest Ventures, Inc., The Corporation Trust Company of Nevada, with address at 6100 Neil Road, Suite 500, Reno, Nevada 89511, hereby accepts appointment as resident agent of the above-named corporation in accordance with NRS 78.090.




DATED April 25, 2001            On behalf of The Corporation Trust Company
                                                     Of Nevada

                                  /s/ Jack Caskey
                                -------------------------------------
                                Jack Caskey, Assistant Vice President











NRS 78.090    Except during any period of vacancy described by NRS 78.097, every corporation must have a resident agent, who may be either a natural person or a corporation, resident, or located in this state. Every resident agent must have a street address, where he maintains an office for the service of process, and may have a separate mailing address such as a Post Office Box, which may be different from the street address. The address of the resident agent is the registered office of the corporation of this state. The resident agent may be neither any bank or banking corporation nor other corporation located and doing business in this state. The Certificate of Acceptance must be filed at the time of the initial filing of the corporate papers.